EXHIBIT 10.55

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of November 30, 2006, made by and between BH/RE, L.L.C, a Nevada limited liability company (the “Indemnitor”), and the Mezzanine Investors (as such term is defined in the Investor Rights Agreement, defined below).  Capitalized terms not defined herein have the meaning specified in the Investor Rights Agreement.

RECITALS

WHEREAS, EquityCo, L.L.C., a Nevada limited liability company and a subsidiary of the Indemnitor (“EquityCo”), MezzCo, L.L.C., a Nevada limited liability company and a subsidiary of EquityCo (“MezzCo”), and the Mezzanine Investors have entered into that certain Amended and Restated Investor Rights Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Investor Rights Agreement”), which agreement sets forth certain rights and obligations with respect to the Warrants; and

WHEREAS, in order to induce the Mezzanine Investors to consummate the transactions contemplated by the Restructuring Documents, the Indemnitor has agreed to provide certain indemnification protection to the Mezzanine Investors, as provided in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.             Indemnification.  The Indemnitor hereby agrees to indemnify, pay and hold harmless each of the Mezzanine Investors and each of their respective successors and assigns (each, an “Indemnified Party”) from and against, any and all liabilities, obligations, losses (including the failure to realize value in respect of the Warrants), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto (collectively, “Losses”) to which the Indemnified Parties may incur or suffer, directly or indirectly, arising out of, or relating to (a) the lack of Gaming Approval prior to the date hereof for the issuance of the Warrants in the form attached as Exhibit A hereto (including, without limitation, any Losses that the Indemnified Parties may suffer due to the inability (if any) of the Mezzanine Investors to exercise the rights set forth in the Warrants at the time, and in the manner, specified therein), or (b) the lack of Gaming Approval prior to the date hereof for the granting of a Lien by EquityCo to the Mezzanine Investors in the Equity Interests in MezzCo as more fully described in the Pledge Agreement attached as Exhibit B hereto (including, without limitation, any Losses that the Indemnified Parties may suffer due to the failure of EquityCo to deliver to the Indemnified Parties on the date hereof the physical securities that evidence EquityCo’s Equity Interest in MezzCo and the inability (if any) of the Mezzanine Investors to exercise the rights set forth in the Pledge Agreement at the time, and in the manner, specified therein), or (c) the inability of any Indemnified Party to exercise the Warrants during the period from and after the date hereof to the earlier of (x) the date on which EquityCo has inserted the new SPE and received Gaming Approval for such insertion pursuant to Section 3.9 of the Investor Rights Agreement and (y) July 1, 2007; provided that the Indemnitor shall have no indemnification obligation to any Indemnified Party hereunder for Losses that are determined by a final, non-appealable decision of a court of competent jurisdiction to have resulted (a) primarily from the gross negligence or willful misconduct of such Indemnified Party, or (b) from the failure by EquityCo or MezzCo to receive any Gaming Approvals or by such Indemnified Party to be able to exercise any Warrants, in each case, primarily as a result of (i) the breach by such Indemnified Party of its obligations under Section 3.10 of the Investor Rights Agreement, (ii) any violation of the Gaming Laws by such Indemnified Party or (iii) the failure by EquityCo or MezzCo to receive Gaming Approval to issue the Warrants because such Indemnified Party is deemed unsuitable by the Gaming Authorities.  Notwithstanding the foregoing, the Indemnitor shall not be responsible to any Indemnified Party for any punitive, incidental, consequential or indirect damages, including loss of future revenue or income, or loss of business reputation or opportunity.

2.             Contribution.  The Indemnitor and each Indemnified Party agree that to the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 1 may be determined by a final, non-appealable decision of a court of competent jurisdiction to be unenforceable because it violates any law or public policy, the Indemnitor shall contribute to the Losses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Indemnitor on the one hand and the Indemnified Party on the other hand, in connection with the transaction to which such indemnification or reimbursement relates or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a), but also the relative fault of the parties as well as any other relevant equitable considerations, provided, however, no contribution shall be made if (i) the Indemnitor would not have been liable for indemnification under the standards set forth in Section 1 of this Agreement or (ii) it is determined by a final, non-appealable decision of a court of competent jurisdiction that such Losses have resulted primarily from the gross negligence or willful misconduct of that Indemnified Party.

3.             Determination of Losses.  Upon the request of the Majority Holders, the Indemnitor shall engage an investment banking or advisory firm of recognized national standing with experience in valuing companies of a comparable size, and in a comparable industry, as MezzCo and its Subsidiaries, which firm shall be mutually acceptable to the Indemnitor and the Indemnified Parties (the “Appraiser”).  If the Indemnitor and the Indemnified Parties are unable to agree on the selection of an Appraiser within 15 days, then the Indemnitor and the Indemnified Parties shall each select an Appraiser of their choice, and the two Appraisers shall then select a third Appraiser to determine the value of any such Losses.  The cost and expenses of the Appraiser shall be borne by the

Indemnitor.  In determining the amount of Losses, the Appraiser shall assume that the Warrants and the Pledge Agreement received Gaming Approval and that they are valid and binding obligations of EquityCo and its Subsidiaries.  In that regard, the Appraiser shall seek to determine the amount of Losses as are necessary to put the Indemnified Parties in the same financial position that they would have been in if Gaming Approval had been received and that the impediments to exercising the Warrants referenced in Section 1.7 of the Warrants did not exist.  In determining the value of the Warrants, the Appraiser shall assume that MezzCo is sold as a going concern.  The Appraiser shall not apply any discount to the value of the Warrants for lack of liquidity, private company, marketability or the existence of a control block.  The determination by such Appraiser shall, absent manifest error, be final and binding upon the Indemnitor and the Indemnified Parties.

4.             Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

5.             No Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the all of the parties or (b) by a waiver pursuant to Section 6 below.

6.             Waiver.  Any parties to this Agreement may (a) extend the time for the performance of any obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto, or (c) waive compliance with any of the agreements of the other parties or conditions to such parties’ obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

7.             Severability.  If any term or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

8.             Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

9.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Indemnification Agreement to be executed as of the date first above written.

THE INDEMNITOR:

BH/RE, L.L.C., a Nevada limited liability company

By:
Manager

MEZZANINE INVESTORS:

POST TOTAL RETURN MASTER FUND, L.P.

By:	Post Advisory Group, L.L.C., its General Partner

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

POST DISTRESSED MASTER FUND, L.P.

By:	Post Advisory Group, L.L.C., its General Partner

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

STATE OF SOUTH DAKOTA
RETIREMENT SYSTEM FUND

By:	Post Advisory Group, L.L.C., its
Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

DB DISTRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD.

By:	Post Advisory Group, L.L.C., its
Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

MW POST PORTFOLIO FUND, LTD.

By:	Post Advisory Group, L.L.C., its
Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

THE OPPORTUNITY FUND, LLC

By:	Post Advisory Group, L.L.C., its
Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

HFR DS OPPORTUNITY MASTER TRUST

By:	Post Advisory Group, L.L.C., its Authorized Agent

By:
Name:	Lawrence A. Post
Title:	Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

POST HIGH YIELD, L.P.

By:	Post Advisory Group, LLC, its General Partner

By:
	Name:	Lawrence A Post
	Title:	Chief Investment Officer

Address for notice:
c/o Post Advisory Group, LLC
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

POST BALANCED FUND, L.P.

By:	Post Advisory Group, LLC, its General Partner

By:
	Name:	Lawrence A Post
	Title:	Chief Investment Officer

Address for notice:
c/o Post Advisory Group, LLC
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

SPHINX DISTRESSED FUND SPC, a Cayman Islands company (in Official Liquidation pursuant to an Order of the Grand Court dated 28 July 2006)

By: Kenneth Krys
Title: Joint Official Liquidator

By: Christopher Stride
Title: Joint Official Liquidator

CONTINENTAL CASUALTY COMPANY

By:
Name:
Title:

Address for notices
333 South Wabash Avenue — 23 South
Chicago, IL 60604

CANPARTNERS INVESTMENTS IV, L.L.C.

By:
Name:
Title:

Address for notices
c/o Canyon Capital Advisors, L.L.C.
9665 Wilshire Boulevard, Suite 200
Beverly Hills, CA 90212

JOHN HANCOCK HIGH YIELD FUND

By:
	Name:	Ismail Gunes
	Title:	Vice President Investment Operations

Address for notices
101 Huntington Avenue
Boston, MA 02199

COCHRAN ROAD, LLC

By:
	Name:	Steven Golub
	Title:	Attorney-in-Fact

Address for notices
225 Broadway, Suite 1515
New York, NY 10007

YORK CREDIT OPPORTUNITIES FUND, L.P.

By:
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

Address for notices
767 Fifth Avenue, 17th Floor
New York, NY 10153

JEFFREY D. BENJAMIN

Address for notices
133 East 64th Street
New York, NY 10021